UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2019

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2019, Orgenesis Inc. (referred to herein as “us,” “our,” or the “Company”) and Orgenesis Maryland Inc. (the “Borrower”) entered into a convertible loan agreement (the “Convertible Loan Agreement”) with Yosef Ram (the “Lender,” and together with the Company and the Borrower, the “Parties”), pursuant to which the Lender loaned the Borrower $500,000 (the “Loan Amount”) to fund the completion of development activities and additional activities as may be required from time to time. Interest is calculated at 6% per annum (based on a 365-day year) and is payable, along with the principal, on or before April 10, 2021 (the “Maturity Date”). The Maturity Date may be extended by the Lender in the Lender’s sole and absolute discretion and any such extension(s) shall be in writing signed by the Parties. The Loan Amount may be prepaid by the Borrower in whole or in part at any time with the prior written approval of the Lender (such approval to be in the Lender’s sole and absolute discretion).

At any time prior to or on the Maturity Date, the Lender may provide us and the Borrower with written notice to convert all or part of the loan into: (x) shares of common stock (or the equivalent thereof) of the Borrower then outstanding, at a conversion price equal to the Borrower’s valuation of $50 million (including shares underlying all outstanding options, warrants, and other convertible securities, but excluding the shares of equity securities of the Borrower issuable upon the conversion of any and all accrued but unpaid interest thereon); or (y) units of shares of our common stock at a conversion rate of $7.00 per share and a warrant to purchase an equal number of additional shares of our common stock at a price of $7.00 per share.

In the event the closing price of our common stock on the Nasdaq Capital Market (or other national stock exchange or market on which our common stock is then listed or quoted) equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits) for ten (10) consecutive trading days, then the Lender must convert any and all accrued but unpaid interest into shares of the Borrower or shares of our common stock in his discretion at the applicable conversion price set forth in the previous paragraph.

All warrants issued to the holder of the note in connection with the conversion into units of any and all accrued but unpaid interest, are subject to a mandatory conversion wherein the Company shall have the right to require the Lender to exercise all or any portion of the warrant that is still unexercised for a cash exercise when our common stock on the Nasdaq Capital Market equals or exceeds $15.00 per share for ten (10) consecutive trading days.

The convertible loan and the shares of common stock and warrants issuable upon conversion of the convertible loan, and the shares of common stock issuable upon exercise of such Warrants (the “Underlying Securities”), have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued and sold to a non-U.S. person in reliance upon the exemption from registration contained in Regulation S promulgated under the Securities Act. The convertible loan and Underlying Securities may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing summary of the Convertible Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: April 15, 2019	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary